Exhibit 10.1

FORM OF

ADIAL PHARMACEUTICALS, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A, is entered into between Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the individual identified in Exhibit A (the “Awardee”). Capitalized terms that are not otherwise defined in this Agreement shall have the meanings given to such terms in the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the holding of a proprietatry interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee a restricted stock award of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) pursuant to the Plan;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Awardee a restricted stock award (the “Award”) with respect to the number of shares of Common Stock set forth in Exhibit A (such shares being referred to herein as the “Restricted Shares”). The Award and the Restricted Shares shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

2. Lapsing Forfeiture Provisions. Subject to the terms of this Agreement, the Plan and the terms of any employment agreement between the Company and Awardee, the Awardee shall forfeit the Restricted Shares, to the extent that the transfer restrictions set forth in Section 3 have not previously lapsed, immediately upon Awardee’s cessation of employment by, or service to, the Company or a Subsidiary (as defined in the Plan), as applicable. Restricted Shares, to the extent forfeited, shall be immediately returned to the Company.

3. Transfer Restrictions. The Restricted Shares may not be sold, assigned, pledged or otherwise transferred (voluntarily or involuntarily) or otherwise be the subject of any disposition unless and until the Restricted Shares become vested and such transfer restrictions lapse in accordance with Exhibit A. Upon satisfaction of the vesting conditions set forth in Exhibit A with respect to Restricted Shares, the transfer restrictions set forth in this Section shall lapse.

4. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, in the event of any change in the Company’s Common Stock resulting from a corporate transaction including, but not limited to, a dividend or other distribution (whether in the form of cash, Company stock, or other property), recapitalization, stock split, reorganization, reclassification, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction, the Restricted Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Awardee as a result of such transaction with respect to the Restricted Shares shall be subject to the restrictions and conditions set forth herein and in the attached Exhibit A.

5. Rights as Stockholder. Except as provided by Section 3 hereof, the Awardee shall be entitled to all of the rights of a stockholder with respect to the Restricted Shares as of the Award Date, including, but not limited to, the right to vote such shares and receive dividends and other distributions payable with respect to same.

6. Legend. The stock certificates or electronic book entry statements, as applicable, representing the Restricted Shares shall bear the following legend:

THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE CONDITIONS AND TRANSFER RESTRICTIONS) CONTAINED IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN ADIAL PHARMACEUTICALS, INC. AND THE HOLDER AND THE TERMS OF THE ADIAL PHARMACEUTICALS, INC. 2017 EQUITY INCENTIVE PLAN, AS AMENDED (THE “PLAN”), AS EACH MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT AND PLAN IS ON FILE IN THE OFFICE OF THE SECRETARY OF ADIAL PHARMACEUTICALS, INC.

7. Section 83(b) Election. The Awardee hereby acknowledges that the Awardee has been informed that, with respect to the Restricted Shares, the Awardee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Shares and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Awardee at the time or times at which the forfeiture restrictions on the Restricted Shares lapse. The Awardee is strongly encouraged to seek the advice of his own tax consultants in connection with the issuance of the Restricted Shares and the advisability of filing an election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit B for reference.

THE AWARDEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE AWARDEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

8. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates or book entry statements evidencing the Restricted Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9. Withholding Taxes. The Company shall have the right to require the Awardee to remit to the Company, or to withhold from amounts payable to the Awardee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements (including, without limitation, any tax resulting from (i) the expiration of restrictions set forth hereunder that are applicable to any particular Restricted Shares or (ii) an election made by the Awardee under Section 83(b) of the Code).

10. Tax Consequences. Awardee hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Awardee’s tax liabilities. Awardee shall not make any claim against the Company, or any of its officers, directors, employees or affiliates, related to tax liabilities arising from the grant of the Restricted Shares to Awardee or Awardee’s other compensation.

11. Investment Purpose. The Awardee represents and warrants that unless the Restricted Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act. The Awardee agrees not to sell, transfer or otherwise dispose of such shares (i) until the transfer restrictions set forth in Section 3 have lapsed and (ii) unless the Restricted Shares are either (a) registered under the Securities Act and all applicable state securities laws, or (b) exempt from such registration in the opinion of Company counsel.

12. Securities Law Restrictions. Regardless of whether the offering and sale of shares of Restricted Shares pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

13. Awardee Representations. The Awardee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

14. No Guarantee of Continued Service. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue in an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment or service agreement that may have been entered into by the Company and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

15. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Awardee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Awardee at the last address Awardee provided to the Company.

16. Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of of this Agreement, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

17. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles governing conflicts of law.

18. Entire Agreement. This Agreement, together with the the terms of the Plan and the terms of any employment agreement between the Company and Awardee, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

19. Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Awardee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.

20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

21. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee; provided, however, that to the extent that this Agreement and the award of Restricted Shares hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

22. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

23. Recoupment. Any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above. By signing below, the Awardee accepts the Award, acknowledges receipt of a copy of the Plan and this Agreement, and agrees to the terms thereof.

ADIAL PHARMACEUTICALS, INC.

By:
Name:
Title:

AWARDEE

Name:

EXHIBIT A

1.	(a).	Awardee’s Name: _____________

	(b).	Award Date: _________________

	(c).	Number of Restricted Shares Granted: _______________

(d).	Vesting Requirements: Subject to the following terms, the Restricted Shares shall become vested, and the restrictions applicable to Restricted Shares as set forth in Section 3 of the Award Agreement to which this Exhibit A relates shall lapse, as follows: 100% of the Restricted Shares shall vest on the earlier of (i) the first anniversary of the Award Date and (ii) upon the occurrence of a Change in Control.

Exhibit B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Name: ____________________
Address:	__________________
__________________

Social Security Number: ____________

Taxable Year: __________

2.	The property which is the subject of this election is _______ shares of common stock of (the “Stock”) of Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred to the undersigned on _____________.

4.	The property is subject to the following restrictions:

The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $ ______per share x _______ shares = $_______.

6.	For the property transferred, the undersigned did not pay any amount for the stock. Therefore, $______ (the full fair market value of the shares stated above) is includible in the undersigned’s gross income as compensation for services.

7.	The amount to include in gross income is $_________

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: ________________	___________________________
Taxpayer signature

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.